EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Developed Technology Resource, Inc.
Bloomington, Minnesota

Re: Form S-8 Registration Statement for GelStat Corporation 2003 Incentive Plan and Form S-8 Registration Statement No. 333-35708

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Registration Statement on Form S-8, File 333-35708 of our report, dated March 20, 2003, relating to the consolidated financial statements of Developed Technology Resource, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.


/s/ Gallogly, Fernandez & Riley, LLP

GALLOGLY, FERNANDEZ & RILEY, LLP


Orlando, Florida
August 1, 2003